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                                                                    EXHIBIT 23-1



                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Texas Biotechnology Corporation:

We consent to incorporated by reference in the registration statement (Nos. 33-79656, 33-79658, 33-79670, 33-93282, 33-93368, 333-27423 and 333-27425) on
Form S-8 and (Nos. 33-70994, 333-03433 and 333-25043) on Form S-3 of Texas
Biotechnology Corporation of our report dated February 12, 1999, related to the consolidated balance sheets of Texas Biotechnology Corporation and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 which report appears in the December 31, 1998, annual report on Form 10-K of Texas Biotechnology Corporation .

                                                     /S/ KPMG LLP
                                                     --------------------------
                                                     KPMG LLP


March 29, 1999